Exhibit 99.3

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

May 1, 2015

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, New York 10171

Re: Registration Statement on Form S-4 of Genco Shipping & Trading Limited (the “Company”)

Reference is made to our opinion letter (“opinion”), dated April 7, 2015.

Our opinion was provided for the information and assistance of The Baltic Transaction Committee of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “Summary—Opinions of Financial Advisors Presented to the Committees of the Boards of Directors”; and “The Merger—Background of the Merger”, “—Recommendation of the Genco special committee and the Genco board; Genco’s Reasons for the Merger—Recommendation of the Genco Special Committee” and “—Opinion of Genco’s Financial Advisor” and to the inclusion of our opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement, appearing as Appendix B to such Joint Proxy Statement/Prospectus.   Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/ HOULIHAN LOKEY CAPITAL, INC.

HOULIHAN LOKEY CAPITAL, INC.